UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 2, 2016

U.S. Rare Earth Minerals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-154912	26-2797630
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6430 Medical Center St., Suite 230, Las Vegas, Nevada	89148
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 800-920-7507

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;

Item 502. Larry Bonafide, presently the Chairman of the Board and Secretary and Treasurer of U. S. Rare Earth Minerals, Inc. (the “Company”) resigned as Secretary and Treasurer effective as of February 29, 2016. Mr. Bonafide remains Chairman. The Board of Directors has appointed Doni Kendig, a current director of the Company, as Secretary/Treasurer and Chief Financial Officer effective as of February 29, 2016. Ms. Kendig accepted her appointments. The Board of Directors has determined these new appointments will add to the efficiency of the Company’s operations.

Item 502(d). Election of a new director, other than by shareholder vote.

On February 29, 2016, the Board of Directors of the Company elected Daniel Potente a Director of the Company.

Daniel Potente (60) founded Artline Wholesalers, Inc. (http://www.artlinegroup.com/) in 1978 now Artlinegroup. (http://www.artlinewholesalers.com/) is one of the top companies in the field of Art and Hospitality (winning the BDNY Design Award for 2014 and 2015) and GSA Contracts. They have contracts from the General Services Administration for interiors/furnishings of VA facilities, hospitals and rehab facilities ranging from refurbishing to total interiors in new structures. Over the last 20 years, Artline has expanded its scope to Shopping Malls, Hotels, Restaurants and Trade Shows. Clients include Hilton (HLT) and Best Western Hotels.

Mr. Potente is an entrepreneur of the first order residing in Long Island, New York.  He has always been a conservationist and interested in the environment.  He is an enthusiastic believer in Excelerite's® applications in agricultural, animal and human supplements and cosmetic/spa use.

Mr. Potente is a graduate of Farmingdale State College, Long Island, NY. He conducts lectures and classes in Sales and Marketing to his staff as well as marketing major students at a NY University.

Mr. Potente is also an avid sportsman, environmentalist, health enthusiast and self improvement devotee. He competes in triathlons and other athletic events, breeds & raises peafowl, maintains a Bird Sanctuary and is the current President of the United Peafowl Association. (https://drive.google.com/a/usrem.com/file/d/0ByAlKdg6uXmkX3lXWTRVODU0b2c/view?usp=drive_web). He has traveled extensively in Africa, encouraging and financing local small businesses and has visited every continent but Antarctica, which is planned for 2016.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. RARE EARTH MINERALS, INC.

Dated: March 2, 2016	By:	/s/ Michael Herod
Michael Herod President and Director

Dated: March 2, 2016	By:	/s/ Doni Kendig
Doni Kendig Chief Financial Officer and Director

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